     At this time, unlike many in our industry, we report to you from a position of strength. Banking has been characterized by headlines focused on real estate concerns that created a negative perception that has spared few financial service companies. Despite the difficult market, we are pleased to report:
•	Net Income increased 10.2% to $5.3 million

•	Total Assets Increased over 18%

•	Total Deposits increased 17%

•	Loan Delinquency remained low relative to our peers at 0.56% of total loans

•	Capital remained strong, following a very successful $24 million stock offering which was completed in December demonstrating our ability to attract capital in increasingly difficult market conditions.
     Centra earned $5,327,000 in 2007 compared to $4,832,000 in 2006. Total assets increased to $1.09 billion at year end compared to $914 million in 2006. Loan growth continued at a strong pace increasing $183 million to $876 million at December 31, 2007.
     Your board of directors reaffirmed their confidence in your company and declared a 10% stock dividend on common shares on October 22, 2007, with a record date of December 12, 2007, payable January 2, 2008. All per share data has been restated to reflect the stock dividend. Also, as a result of record earnings and strong growth in 2007, the Board of Directors of Centra Financial Holdings, Inc., parent company of Centra Bank, Inc., declared on February 21, 2008 the payment of the company’s first cash dividend on Centra common stock. Payable on April 1, 2008, $0.05 per share will be distributed to shareholders of record on March 14, 2008.
     Despite national trends, we were still able to grow in quality fashion and increase profitability while maintaining credit quality. As the economic conditions deteriorated, many retail mortgage providers created mortgage products that over-extended borrowers’ leverage, especially in the sub-prime markets, causing nationwide defaults. Centra does not originate these sub-prime mortgages and continues to focus on credit quality as one of our founding principles. Aiding our strength is the fact that our investment portfolio is structured with securities of minimal risk while yielding returns at or above peer levels.
     Centra continues to build its loan loss reserves in light of the difficult economic times. Financial institutions across the nation have increased their loan loss provisions to a 20-year high because of a deteriorating credit environment, notably in the housing sector. With these reserves and a close watch on our loan portfolio, Centra is positioned well to weather this storm.
     Our resolutions for the year ahead are to closely monitor and learn from the current nationwide situation... and if necessary, quickly adapt to ensure our continued growth and profitability. We can not and will not let what is labeled the “banking crunch of 2007” distract us from the responsibility that we have to take care of our customers, and our committment to improve their lives and their businesses by providing the simple, reliable service that they have come to expect.
     As always, I appreciate your support and welcome your comments.
/s/ Douglas J. Leech

Douglas J. Leech
Chairman, President and CEO

Assets
(in thousands)

2004	442,284
2005	550,756
2006	913,853
2007	1,085,187
Loans
(in thousands)

2004	396,914
2005	463,496
2006	693,520
2007	876,176
Deposits
(in thousands)

2004	385,822
2005	484,532
2006	804,188
2007	943,934
Annual net income
(in thousands)

2004	2,004
2005	3,987
2006	4,832
2007	5,327

Centra Financial Holdings, Inc., and Subsidiaries
Consolidated Statements of Income
(Dollars in Thousands, except Per Share Data)
(Unaudited)

	Year Ended December 31,
	2007	2006

Interest income
Loans, including fees	$60,423	$43,975
Loans held for sale	156	171
Securities available-for-sale	6,153	4,263
Interest-bearing bank balances	70	244
Federal funds sold	1,768	1,548

Total interest income	68,570	50,201

Interest expense
Deposits	31,553	20,749
Short-term borrowed funds	960	1,098
Long-term debt	1,488	1,129

Total interest expense	34,001	22,976

Net interest income	34,569	27,225

Provision for credit losses	3,498	2,327

Net interest income after provision for credit losses	31,071	24,898

Other income
Service charges on deposit accounts	2,174	1,241
Other service charges and fees	1,893	1,224
Secondary market income	1,099	808
Security losses	—	(40)
Other	915	365

Total other income	6,081	3,598

Other expense
Salary and employee benefits	14,653	10,015
Occupancy expense	2,171	1,840
Equipment expense	1,921	1,524
Advertising	2,029	1,031
Professional fees	340	420
Data processing	1,763	1,292
Other outside services	885	625
Other	5,159	3,988

Total other expense	28,921	20,735

Net income before income tax	8,231	7,761

Income tax expense	2,904	2,929

Net income	$5,327	$4,832

Basic earnings per share	$1.09	$1.21
Diluted earnings per share	$1.00	$1.11
Weighted average shares outstanding — basic	4,894,646	3,995,077
Weighted average shares outstanding — diluted	5,327,032	4,353,435

Centra Financial Holdings, Inc., and Subsidiaries
Consolidated Statements of Condition
(Dollars in Thousands, except Per Share Data)
(Unaudited)

	December 31,	December 31,
	2007	2006

Assets
Cash and due from banks	$15,507	$18,353
Interest-bearing deposits in other banks	985	3,211
Federal funds sold	26,904	37,908

Total cash and cash equivalents	43,396	59,472

Available-for-sale securities, at estimated fair value (amortized cost of $124,379 in 2007 and $124,447 in 2006)	125,904	125,130

Loans, net of unearned income	876,176	693,520
Allowance for loan losses	(13,536)	(10,336)

Net loans	862,640	683,184

Premises and equipment	18,720	13,926

Loans held for sale	1,865	1,011
Goodwill and other intangibles	16,735	17,712
Other assets	15,927	13,418

Total assets	$1,085,187	$913,853

Liabilities
Deposits
Non-interest bearing	$114,419	$98,275
Interest-bearing	829,515	705,913

Total deposits	943,934	804,188

Short-term borrowings	25,173	25,366

Long-term debt	20,000	20,000

Other liabilities	8,160	7,186

Total liabilities	997,267	856,740

Stockholders’ equity
Preferred stock, $1 par value, 1,000,000 authorized, none issued	—	—
Common stock, $1 par value, 50,000,000 authorized, 5,971,171 and 4,197,140 issued and outstanding, respectively	5,971	4,197
Additional paid-in capital	81,580	48,510
Accumulated deficit	(547)	3,996
Accumulated other comprehensive income	916	410

Total equity	87,920	57,113

Total liabilities and stockholders’ equity	$1,085,187	$913,853

MORGANTOWN, WV MARTINSBURG, WV Suncrest Waterfront Cheat Lake Sabraton Westover Foxcroft Williamsport Pike South Berkeley 304-598-2000 304-292-2000 304-284-8630 304-284-8000 304-581-6262 304-262-6500 304-260-9207 304-229-4500 JULIAN E. BAILES, M.D. MARK R. NESSELROAD* MANUEL P. ARVON MICHAEL B. KELLER Chairman Chief Executive Officer Superintendent, Berkeley Attorney, Bowles Rice Department of Neurosurgery Glenmark Holding LLC County School System McDavid Graff & Love WVU School of Medicine KENNETH L. BANKS, DDS DOUGLAS J. LEECH* PARRY PETROPLUS* General Dentistry Chairman, Centra Financial LAURENCE DeLYNN President Holdings, Inc. Retail Consultant Petroplus & Associates JAMES W. DAILEY, II* Chairman, W. Harley Miller ROBERT A. McMILLAN* ARTHUR GABRIEL* MILAN PUSKAR* Contractors President, Jefferson President Chairman, Mylan Labs, Inc. Vice-Chairman, Farmers & Distributing Company Gabriel Brothers, Inc. Mechanics Mutual Insurance Co. THOMAS P. ROGERS JEFFREY S. PETRUCCI DOUGLAS J. LEECH* Chairman & CEO DEBORAH J. DHAYER President Heiston Supply Inc. President and Thoughtfulness, Inc. Owner, Eddies Tire Service Chief Executive Officer D. SCOTT ROACH Centra Financial PAUL T. SWANSON* TERRY W. HESS President, R.M. Roach & Chairman, CWS Inc., and Owner, JayDee’s Family Sons, Inc. Holdings, Inc. & Centra Bank Swanson Plating Fun Center ROBERT S. STRAUCH, ROBERT E. LYNCH, JR. RITA D. TANNER HENRY KAYES M.D. Vice-President Executive Vice-President Surgeon Davis-Lynch Glass Co. Realtor Old Colony Realtors Chief Operating Officer PAUL F. MALONE, M.D. Centra Bank, Inc. Physician BERNARD G. WESTFALL* President-Martinsburg President, Morgantown Retired President & CEO ENT Clinic WV United Health Systems FAYETTE COUNTY, PA HAGERSTOWN, MD Uniontown Smithfield Fairchance Point Marion 724-439-8636 724-569-9551 724-564-2400 724-725-5224 Pennsylvania Avenue Frederick Street (301) 739-1930 (301) 739-4690 DAVID M. CALLAHAN DR. MALLARD T. GEORGE Owner, Clar-Mac Sales George’s Dental Associates HOWARD B. BOWEN DOUGLAS J. LEECH* President, Ewing Oil Chairman, Centra Financial C. CHRISTOPHER CLUSS* WILLIAM B. KANIA Corporation, Inc. Holdings, Inc. President & CEO, Cluss Lumber Certified Public Accountant William B. Kania & Associates ROBERT S. COCHRAN MICHAEL A. MURRAY* JAMES T. DAVIS President, Robert Cochran President, Direct Mail DOUGLAS J. LEECH* Insurance & Financial Processors, Inc. Attorney Partner withDavis & Davis Services, LLC Chairman, Centra Financial Holdings, Inc. JAMES E. CREMINS, M.D. LEROY E. MYERS JR. NANCY M. DECKER Physician, Digestive Disorders President, Myers Building WILLIAM R. SMITH Consultants Systems, Inc. President, The Laurel Business Institute Certified Public Accountant SUZANNE GLOCKER RICHARD W. PHOEBUS SR. PETER GABRIEL, M.D. Smith, Lewis, Chess and Company Broker/Owner, The Glocker President, Hagerstown/Washington Physician GERALD R. SOLOMON Group Realty Results County Industrial Foundation Organization JOHN P. ITELL, CPA, CVA Judge, Fayette County Courtof Common Pleas Managing Partner, Albright CURTIS E. SPICHER Crumbacker Moul & Itell President, Spicher’s Appliances, Inc. *Director of Centra Financial Holdings, Inc.